Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

November 7, 2023

Spirit AeroSystems Holdings, Inc.,
3801 South Oliver,

Wichita, Kansas 67210.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of an indeterminate number of (i) shares of Class A common stock, par value $0.01 per share (the “Common Stock”), of Spirit AeroSystems Holdings, Inc., a Delaware corporation (the “Company”), (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company, and (iii) depositary shares representing the Preferred Stock (the “Depositary Shares” and, together with the Common Stock and the Preferred Stock, the “Securities”) pursuant to a Registration Statement on Form S-3 (as amended from time to time, the “Registration Statement”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination it is our opinion that:

(1)            Common Stock. When the Registration Statement has become effective under the Act, when the terms of the sale of the Common Stock have been duly established in conformity with the Company’s certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Common Stock to be issued not in excess of the number of shares of Common Stock then authorized and not outstanding or reserved for issuance, and when the Common Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors, or a duly authorized committee thereof, that is not less than the par value thereof, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and nonassessable. The Common Stock covered by the opinion in this paragraph includes any Common Stock that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

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(2)            Preferred Stock. When the Registration Statement has become effective under the Act, when the terms of the Preferred Stock and of their issue and sale have been duly established in conformity with the Company’s certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Preferred Stock to be issued not in excess of the number of shares of Preferred Stock then authorized and not outstanding or reserved for issuance, when a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and when the Preferred Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors, or a duly authorized committee thereof, that is not less than the par value thereof, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable. The Preferred Stock covered by the opinion in this paragraph includes any Preferred Stock that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(3)            Depositary Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreement under which the Depositary Shares are to be issued have been duly established and the deposit agreement has been duly authorized, executed and delivered, when the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, when the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued and duly delivered to the depositary and when the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Stock in accordance with the deposit agreement and issued and sold for a price determined by the Company’s Board of Directors, or a duly authorized committee thereof, that is not less than the par value of the underlying shares of Preferred Stock represented thereby, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

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In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or prospectus supplement or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed all other governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. We have also assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Securities will be effected pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have further assumed that the authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to such resolutions from time to time. Finally, with respect to any shares of Common Stock or Preferred Stock issued in uncertificated form, we have assumed that such shares will have been duly recorded by a transfer agent and duly registered by a registrar thereof in the direct registration system of the Company and that the notice required by Section 151(f) of the General Corporation Law of the State of Delaware will have been given to the holders of such shares within a reasonable time following the issuance thereof.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP